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Exhibit 16.1

PricewaterhouseCoopers LLP 10 Tenth Street, Suite 1400 Atlanta GA 30309-3851 Telephone (678) 419 1000 Facsimile (678) 419 1239

March 22, 2010

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

        We have read the statements made by Oglethorpe Power Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A, Amendment No. 1, of Oglethorpe Power Corporation dated July 29, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

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  Exhibit 16.1